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                         CONSENTS OF EXPERTS AND COUNSEL

                                                                    EXHIBIT 23.2


Consent of Independent Certified Public Accountants

TSI Soccer Corporation
Durham, North Carolina

We hereby consent to the incorporation by reference the Registration Statement on Form S-3 of dELiA*s Inc. of our report dated March 18, 1998, relating to the financial statements of TSI Soccer Corporation, included in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

High Point, North Carolina
February 8, 2000                                           BDO Seidman, LLP